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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-148876 on Form N-4/A of our reports dated February 28, 2008, relating to (1) the consolidated financial statements and financial statement schedules of MetLife, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding changes in MetLife, Inc. and subsidiaries' method of accounting for deferred acquisition costs and income taxes as required by accounting guidance adopted on January 1, 2007, and its method of accounting for defined benefit pension and other postretirement plans as required by accounting guidance adopted on December 31, 2006) and (2) the effectiveness of MetLife, Inc. and subsidiaries' internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2007, which are incorporated by reference, and to the reference to us as Experts under the heading "Independent Registered Public Accounting Firm" in the Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
September 10, 2008